UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2020

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2020, Ziopharm Oncology, Inc. (the “Company”) announced that David Mauney, M.D. stepped down as President of the Company, effective May 26, 2020 (the “Separation Date”). In connection with the termination of his employment, the Company entered into a separation agreement (the “Separation Agreement”) and a consulting agreement (the “Consulting Agreement”) with Dr. Mauney.

Pursuant to the terms of the Consulting Agreement, Dr. Mauney has agreed to provide limited consulting and advisory services to the Company as reasonably requested by the Company’s Chief Executive Officer until July 26, 2020 or the earlier termination of the Consulting Agreement by the Company or Dr. Mauney (the “Consulting Termination Date”). In exchange for these services, the Company agreed to pay Dr. Mauney a monthly consulting fee of $7,500. The Company also agreed to accelerate the vesting of 45,277 shares of restricted stock held by Dr. Mauney (which represents a pro-rated portion of Dr. Mauney’s annual restricted stock vesting for 2020 based on the days Dr. Mauney will provide service to the Company during 2020) and the Company agreed to extend the period during which Dr. Mauney could exercise his vested and outstanding stock options until the one-year anniversary of the Consulting Termination Date. Dr. Mauney’s performance of consulting services under the Consulting Agreement constitutes continuous service to the Company for purposes of the vesting provisions of any stock options of the Company held by Dr. Mauney. The Consulting Agreement also includes customary confidentiality, intellectual property and mutual non-disparagement provisions.

Subject to the terms and conditions of the Separation Agreement, Dr. Mauney will receive the severance benefits set forth in his employment agreement with the Company. Accordingly, Dr. Mauney will receive a lump sum payment of twelve months of his current annual base salary and a pro rata bonus as well as premiums for medical and dental continuation coverage under the Company’s group plans for up to twelve months. As a condition to receiving the foregoing payments and benefits, Dr. Mauney agreed to release all claims against the Company, subject to certain exceptions. Dr. Mauney may rescind the Separation Agreement for a period of seven days following its execution, after which time the Separation Agreement will become effective.

The foregoing descriptions are a summary of the Consulting Agreement and the Separation Agreement and are qualified in their entirety by reference to the full texts of the Consulting Agreement and the Separation Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

On May 29, 2020, the Company issued a press release announcing the presentation of updated clinical data at the 2020 American Society of Clinical Oncology (ASCO) Annual (Virtual) Meeting.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement by and between the Company and Dr. David Mauney, dated May 26, 2020.

10.2	Separation Agreement and Release by and between the Company and Dr. David Mauney, effective May 26, 2020.

99.1	Press Release of Ziopharm Oncology, Inc. dated May 29, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM ONCOLOGY, INC.

	By:	/s/ Robert Hadfield
Date: May 29, 2020	Name:	Robert Hadfield
	Title:	General Counsel and Secretary